Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Fourth Quarter

and Full Year 2018 Financial Results

ATLANTA, March 7, 2019 — PRGX Global, Inc. (Nasdaq: PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the fourth quarter and year ended December 31, 2018.

Highlights

•

Revenue from continuing operations of $49.6 million for the fourth quarter of 2018, representing growth of 5.4% year-over-year (8.1% on a constant dollar basis), the tenth consecutive quarter of growth

•	Net Income from continuing operations for the fourth quarter of $5.9 million for 2018, representing growth of 5.0% year-over-year
•	Adjusted EBITDA from continuing operations of $10.9 million for the fourth quarter of 2018, representing growth of 16.9% year-over-year (23.4% on a constant dollar basis)
•	Providing 2019 annual guidance of year-over-year revenue growth in the range of 8% to 10% and Adjusted EBITDA growth in the range of 14% to 18%

	For the Three Months Ended December 31,
	2018	2017	% Change
Selected Financial Data (dollars in thousands)
Revenue
Recovery Audit Services - Americas	32,244	31,481	2.4%
Recovery Audit Services - Europe/Asia-Pacific	15,863	14,931	6.2%
Adjacent Services	1,526	662	130.5%
Total	49,633	47,074	5.4%
Net income from continuing operations	5,933	5,652	5.0%

Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations	10,869	9,300	16.9%

	For the Twelve Months ended December 31,
	2018	2017	% Change
Selected Financial Data (dollars in thousands)
Revenue
Recovery Audit Services - Americas	115,920	113,122	2.5%
Recovery Audit Services - Europe/Asia-Pacific	49,526	44,372	11.6%
Adjacent Services	6,330	4,126	53.4%
Total	171,776	161,620	6.3%
Net income from continuing operations	3,351	4,556	-26.4%

Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations	24,673	21,345	15.6%

“2018 was another strong year for PRGX. We delivered growth in revenue and Adjusted EBITDA for the third year in a row, while growing our sales pipeline, enhancing our technology platform, expanding our go-to-market team and significantly increasing our contract compliance and UK audit teams. Further, our fourth quarter revenue reached the highest level in five years. I was especially pleased with the continued progress in our Adjacent Services segment,” said Ron Stewart, president and chief executive officer.

“Looking ahead, we have great confidence in our growth trajectory for the coming year. We enter 2019 with expected incremental revenue from engagements signed in 2018, several early wins in 2019, and a robust pipeline of additional new business opportunities. Based on our strong momentum, we are projecting 2019 year-over-year revenue growth in the range of 8% to 10% and Adjusted EBITDA growth in the range of 14% to 18%,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended December 31, 2018

Consolidated revenue from continuing operations for the fourth quarter of 2018 was $49.6 million, compared to $47.1 million for the same period in 2017, an increase of 5.4%. Fourth quarter 2018 revenue from the Recovery Audit Services segments was $48.1 million compared to $46.4 million in the prior year, and from the Adjacent Services segment was $1.5 million compared to $0.7 million in 2017. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 8.1% in the fourth quarter of 2018 compared to the same period in the prior year.

Total cost of revenue from continuing operations for the fourth quarter of 2018 was $26.5 million, or 53.4% of revenue, compared to $26.7 million, or 56.8% of revenue, for the same period in the prior year, representing a 3.4% improvement as a percentage of revenue.

Selling, general and administrative expenses from continuing operations for the fourth quarter of 2018 were $13.9 million compared to $12.8 million in the prior year period.

Consolidated net income from continuing operations for the fourth quarter of 2018 was $5.9 million, or $0.26 per basic and diluted share, compared to net income of $5.7 million, or $0.26 per basic and diluted share, for the same period in 2017.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the fourth quarter of 2018 was $10.9 million, or 21.9% of revenue, compared to Adjusted EBITDA of $9.3 million, or 19.8% of revenue, for the fourth quarter of 2017, an increase of $1.6 million or 16.9%. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA. On a constant dollar basis adjusted for changes in foreign exchange rates, Adjusted EBITDA increased by 23.4% in the fourth quarter of 2018 compared to the same period in the prior year.

Consolidated Results from Continuing Operations for the Year Ended December 31, 2018

Consolidated revenue from continuing operations for the year ended December 31, 2018 was $171.8 million, compared to $161.6 million in 2017, an increase of 6.3%. Revenue from the Recovery Audit Services segments was $165.4 million compared to $157.5 million in the prior year, and from the Adjacent Services segment was $6.3 million compared to $4.1 million in 2017. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 6.5% for the year ended December 31, 2018, compared to the prior year.

Total cost of revenue from continuing operations for the year ended December 31, 2018 was $104.8 million, or 61.0% of revenue, compared to $102.1 million, or 63.1% of revenue, in 2017, an improvement of 2.1% as a percentage of revenue.

Selling, general and administrative expenses from continuing operations for the year ended December 31, 2018 were $50.5 million, compared to $46.9 million in the prior year.

Consolidated net income from continuing operations for the year ended December 31, 2018 was $3.4 million, or $0.14 per basic and diluted share, compared to net income of $4.6 million, or $0.21 per basic and diluted share, for the prior year.

Adjusted EBITDA from continuing operations for the year ended December 31, 2018 was $24.7 million, or 14.4% of revenue, compared to Adjusted EBITDA of $21.3 million, or 13.2% of revenue, for the prior year, an increase of $3.3 million or 15.6%. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA. On a constant dollar basis adjusted for changes in foreign exchange rates, Adjusted EBITDA increased by 17.7% for the year ended December 31, 2018, compared to the same period in the prior year.

Cash Flow and Liquidity

Net cash provided by operating activities for the fourth quarter of 2018 was $6.0 million, compared to $9.9 million in the fourth quarter of the prior year, and $2.4 million for the year ended December 31, 2018 compared to $13.5 million in the prior year.

At December 31, 2018, the Company had unrestricted cash and cash equivalents of $14.0 million, and borrowings of $21.6 million against its $30.0 million revolving credit facility.

Stock Repurchase Program

Since the February 2014 announcement of the Company’s stock repurchase program, as of December 31, 2018, the Company has repurchased 9.1 million shares. The Company repurchased approximately 0.4 million shares of its outstanding common stock for an aggregate cost of $4.1 million in the year ended December 31, 2018.

Fourth Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s fourth quarter and full year 2018 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 4791596.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through June 30, 2019. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/en-us/downloads.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,500 employees, the Company serves clients in more than 30 countries and provides its services to 80% of the top 15 global retailers and over 25% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the Company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects and the Company’s expectations regarding its 2019 financial performance.    Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue, net of refund liabilities	$49,633	$47,074	$171,776	$161,620
Operating expenses:
Cost of revenue	26,493	26,746	104,825	102,052
Selling, general and administrative expenses	13,862	12,792	50,456	46,941
Depreciation of property, equipment and software assets	2,074	1,107	7,370	4,569
Amortization of intangible assets	871	1,468	3,395	3,634
Acquisition-related adjustments loss (income)	12	(2,283)	(1,628)	(2,283)

Total operating expenses	43,312	39,830	164,418	154,913

Operating income from continuing operations	6,321	7,244	7,358	6,707

Foreign currency transaction losses (gains) on short-term intercompany balances	272	(263)	1,002	(2,190)
Interest expense, net	363	1,312	1,663	1,539
Other loss (income)	5	17	21	(160)

Income from continuing operations before income taxes	5,681	6,178	4,672	7,518

Income tax (benefit) expense	(252)	526	1,321	2,962

Net income from continuing operations	$5,933	$5,652	$3,351	$4,556

Discontinued operations:
Income (loss) from discontinued operations	1,926	(343)	1,242	(1,372)
Income tax expense	—	—	—	—

Net income (loss) from discontinued operations	1,926	(343)	1,242	(1,372)

Net income	$7,859	$5,309	$4,593	$3,184

Basic income (loss) per common share:
Basic income from continuing operations	$0.26	$0.26	$0.14	$0.21
Basic income (loss) from discontinued operations	0.08	(0.02)	0.06	(0.06)

Total basic income per common share	$0.34	$0.24	$0.20	$0.15

Diluted income (loss) per common share:
Diluted income from continuing operations	$0.26	$0.26	$0.14	$0.21
Diluted income (loss) from discontinued operations	0.08	(0.02)	0.06	(0.06)

Total diluted income per common share	$0.34	$0.24	$0.20	$0.15

Weighted average common shares outstanding:
Basic	23,036	22,017	22,811	21,937

Diluted	23,619	22,303	23,434	22,111

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$13,973	$18,823
Restricted cash	46	51
Receivables:
Contract receivables, net	46,865	38,767
Employee advances and miscellaneous receivables, net	567	1,665

Total receivables	47,432	40,432
Prepaid expenses and other current assets	3,144	4,608

Total current assets	64,595	63,914
Property, equipment and software, net	22,028	17,478
Goodwill	17,531	17,648
Intangible assets, net	14,945	18,478
Deferred income taxes	2,895	1,538
Other assets	2,169	1,162

Total assets	$124,163	$120,218

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,515	$8,548
Accrued payroll and related expenses	15,073	13,078
Refund liabilities	6,497	7,864
Deferred revenue	2,428	1,431
Current portion of long-term debt	21,601	48
Current portion of long-term incentive compensation liability	—	5,116
Current portion of business acquisition obligations	4,162	3,759

Total current liabilities	57,276	39,844
Long-term debt	—	13,526
Business acquisition obligations	—	5,135
Refund liabilities	100	957
Other long-term liabilities	458	442

Total liabilities	57,834	59,904

Shareholders’ equity:
Common stock	232	224
Additional paid-in capital	582,574	580,032
Accumulated deficit	(515,456)	(520,049)
Accumulated other comprehensive income	(1,021)	107

Total shareholders’ equity	66,329	60,314

Total liabilities and shareholders’ equity	$124,163	$120,218

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Reconciliation of net income to EBIT, EBITDA and Adjusted EBITDA:

Net income	$7,859	$5,309	$4,593	$3,184

Income tax (benefit) expense	(252)	526	1,321	2,962
Interest expense, net	363	1,312	1,663	1,539

EBIT	7,970	7,147	7,577	7,685
Depreciation of property, equipment and software assets	2,074	1,109	7,371	4,577
Amortization of intangible assets	871	1,468	3,395	3,634

EBITDA	10,915	9,724	18,343	15,896

Foreign currency transaction losses (gains) on short-term intercompany balances	272	(263)	1,002	(2,190)
Acquisition-related adjustments loss (income)	12	(2,283)	(1,628)	(2,283)
Transformation and severance expenses	694	74	3,122	1,666
Other loss (income)	5	17	21	(160)
Stock-based compensation	897	1,690	5,056	7,052

Adjusted EBITDA	$12,795	$8,959	$25,916	$19,981

Adjusted EBITDA from continuing operations	$10,869	$9,300	$24,673	$21,345

Adjusted EBITDA from discontinued operations	$1,926	$(341)	$1,243	$(1,364)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$7,859	$5,309	$4,593	$3,184

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,946	2,575	10,766	8,203
Amortization of deferred loan costs	—	9	53	85
Deferred income taxes	(1,490)	731	(1,321)	731
Stock-based compensation expense	897	1,690	5,056	7,052
Changes in fair value of contingent consideration	12	(2,283)	(1,628)	(2,283)
Foreign currency transaction losses (gains) on short-term intercompany balances	272	(263)	1,002	(2,190)
Long-term incentive compensation payout	—	—	(6,378)	—
Increase in receivables	(10,181)	(3,705)	(9,631)	(4,418)
Increase in accounts payable, accrued payroll and other accrued expenses	5,367	2,109	(855)	1,790
Other, primarily changes in assets and liabilities	237	3,731	774	1,306

Net cash provided by operating activities	5,919	9,903	2,431	13,460

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(2,499)	(2,922)	(10,398)	(9,355)
Acquistion of businesses, net of cash acquired	—	—	19	(10,128)

Net cash used in investing activities	(2,499)	(2,922)	(10,379)	(19,483)

Cash flows from financing activities:
Net borrowings under line of credit	4,000	—	8,000	10,000
Payment of earnout liability related to business acquisitions	—	—	(4,000)	—
Other, net	(3,807)	378	(966)	983

Net cash provided by financing activities	193	378	3,034	10,983

Effect of exchange rates on cash and cash equivalents	(123)	(468)	64	(1,860)

Net change in cash and cash equivalents	3,490	6,891	(4,850)	3,100

Cash and cash equivalents at beginning of period	10,483	11,932	18,823	15,723

Cash and cash equivalents at end of period	$13,973	$18,823	$13,973	$18,823

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Change	2018	2017	Change
Revenue, net of refund liabilities
Recovery Audit Services - Americas	$32,244	$31,481	$763	$115,920	$113,122	$2,798
Recovery Audit Services - Europe/Asia-Pacific	15,863	14,931	932	49,526	44,372	5,154
Adjacent Services	1,526	662	864	6,330	4,126	2,204

Total	$49,633	$47,074	$2,559	$171,776	$161,620	$10,156

Cost of revenue
Recovery Audit Services - Americas	$17,031	$17,809	$(778)	$69,897	$68,963	$934
Recovery Audit Services - Europe/Asia-Pacific	7,216	7,377	(161)	27,767	26,930	837
Adjacent Services	2,246	1,560	686	7,161	6,159	1,002

Total	$26,493	$26,746	$(253)	$104,825	$102,052	$2,773

Selling, general and administrative expenses
Recovery Audit Services - Americas	$3,103	$2,090	$1,013	$11,849	$9,410	$2,439
Recovery Audit Services - Europe/Asia-Pacific	1,796	1,339	457	7,439	6,586	853
Adjacent Services	262	695	(433)	1,685	3,735	(2,050)
Corporate**	8,713	6,385	2,328	27,855	24,927	2,928

Total	$13,874	$10,509	$3,365	$48,828	$44,658	$4,170

Depreciation of property, equipment and software assets
Recovery Audit Services - Americas	$1,669	$687	$982	$5,545	$3,165	$2,380
Recovery Audit Services - Europe/Asia-Pacific	171	146	25	683	599	84
Adjacent Services	234	274	(40)	1,142	805	337

Total	$2,074	$1,107	$967	$7,370	$4,569	$2,801

Amortization of intangible assets
Recovery Audit Services - Americas	$446	$933	$(487)	$1,664	$1,919	$(255)
Recovery Audit Services - Europe/Asia-Pacific	36	142	(106)	172	142	30
Adjacent Services	389	393	(4)	1,559	1,573	(14)

Total	$871	$1,468	$(597)	$3,395	$3,634	$(239)

Operating income (loss)
Recovery Audit Services - Americas	$9,995	$9,962	$33	$26,965	$29,665	$(2,700)
Recovery Audit Services - Europe/Asia-Pacific	6,644	5,927	717	13,465	10,115	3,350
Adjacent Services	(1,605)	(2,260)	655	(5,217)	(8,146)	2,929
Corporate	(8,713)	(6,385)	(2,328)	(27,855)	(24,927)	(2,928)

Total	$6,321	$7,244	$(923)	$7,358	$6,707	$651

Adjusted EBITDA
Recovery Audit Services - Americas	$12,326	$11,582	$744	$35,118	$35,062	$56
Recovery Audit Services - Europe/Asia-Pacific	7,046	6,288	758	15,514	11,511	4,003
Adjacent Services	(982)	(1,578)	596	(2,450)	(5,448)	2,998
Corporate	(7,521)	(6,992)	(529)	(23,509)	(19,780)	(3,729)

Total	$10,869	$9,300	$1,569	$24,673	$21,345	$3,328

* The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.

** Corporate - Includes acquisition-related adjustments of $12,000 loss that increased expenses in the three months ended December 31, 2018, and of $1.6 million income that reduced expenses in the twelve months ended December 31, 2018.